UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2008

Nastech Pharmaceutical Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
3830 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 908-3600

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On March 7, 2008, Nastech Pharmaceutical Company Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s placement agent in connection with a registered direct offering by the Company (the “Offering”) of shares of the Company’s common stock, par value $0.006 per share (the “Common Stock”), and warrants to purchase shares of Common Stock (“Warrants”). The shares of Common Stock and Warrants in the Offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2008 and was declared effective on February 4, 2008 (File No. 333-148771) (the “Registration Statement”).
     A copy of the Placement Agency Agreement, including the exhibits thereto, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In connection with the Offering, the Company entered into a Securities Purchase Agreement, dated April 25, 2008 (the “Purchase Agreement”), with certain purchasers identified on the signature page thereto (“Purchasers”), pursuant to which the Company sold to the Purchasers 4,590,277 shares of Common Stock and 5,967,361 Warrants at a negotiated purchase price of $1.728 per share of Common Stock, for aggregate gross proceeds to the Company of approximately $7,932,000. Warrants to purchase up to 4,590,277 shares of Common Stock are exercisable at an initial exercise price of $2.376 per whole share of Common Stock, which is subject to adjustment, and are exercisable over a period of seven-years, beginning on October 25, 2008. Warrants to purchase up to 1,377,084 shares of Common Stock are exercisable at an initial exercise price of $2.17 per whole share of Common Stock, which is subject to adjustment, and are exercisable over a period of 90 days, beginning on October 25, 2008.
     A copy of the Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference, and a copy of the form of Warrant is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
     On April 25, 2008, the Company also entered into an Escrow Agreement (the “Escrow Agreement”) with the Placement Agent and American Stock Transfer & Trust Company (“AST”), pursuant to which AST will act as escrow agent to hold the funds of the Purchasers in connection with the Offering in an escrow account to be held until jointly released by the Company and the Placement Agent on the date that the Common Stock and Warrants are to be delivered to the Purchasers. A copy of the Escrow Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.
     The Placement Agent will be paid a fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, or approximately $555,240. The Placement Agent shall also be issued warrants to purchase up to 229,514 shares of Common Stock, which represents 5% of the aggregate number of shares of Common Stock sold in the Offering.
     The foregoing summaries of the Offering, the securities to be issued in connection therewith, the Placement Agency Agreement, the Purchase Agreement, the Warrants and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.
Item 8.01 Other Events.
     On April 25, 2008, the Company announced that it entered into a Securities Purchase Agreement, dated April 25, 2008, with certain purchasers identified on the signature page thereto, to sell 4,590,277 shares of its Common Stock and Warrants to purchase up to 5,967,361 shares of Common Stock at a negotiated purchase price of $1.728 per share of Common Stock in a registered direct offering (the “Offering”). The aggregate gross proceeds to the Company from the Offering, excluding any proceeds resulting from the exercise of the Warrants, are approximately $7,932,000, before deducting offering fees and expenses. The Company intends to use the net proceeds of the Offering for general corporate purposes including, without limitation, the clinical development of its product candidates, capital expenditures and working capital needs.
     The closing of the Offering took place on April 29, 2008.
     A copy of the Company’s press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

10.1	Placement Agency Agreement, dated March 7, 2008, between Nastech Pharmaceutical Company Inc. and Maxim Group LLC.

10.2	Securities Purchase Agreement, dated as of April 25, 2008, between Nastech Pharmaceutical Company Inc. and the purchasers identified on the signature page thereto.

10.3	Form of Warrant.

10.4	Escrow Agreement, dated as of April 25, 2008, between Nastech Pharmaceutical Company Inc., Maxim Group LLC and American Stock Transfer & Trust Company.

99.1	Press Release of Nastech Pharmaceutical Company Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

By:	/s/ Dr. Steven C. Quay
Name:	Steven C. Quay, M.D., Ph.D.
Title:	Chairman of the Board and
Chief Executive Officer
Dated: April 30, 2008